REAVES UTILITY INCOME FUND	Computershare Trust Company, N.A. 250 Royall Street Canton Massachusetts 02021 www.computershare.com
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Subscription Rights	12345678901234
SUBSCRIPTION RIGHTS CERTIFICATE

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
 EASTERN TIME ON THE EXPIRATION DATE:  [     ], 2017 (unless extended)

REAVES UTILITY INCOME FUND SUBSCRIPTION RIGHTS FOR COMMON SHARES
 In order to exercise your rights, you must complete both sides of this Subscription Rights Certificate.

The registered holder (the “Holder”) of this Subscription Certificate named below, or assignee, is entitled to the number of Rights shown below to subscribe for the common shares, no par value (the “Shares”), of Reaves Utility Income Fund (the “Fund”).   Each Holder is entitled to receive 1 Right (each, a “Right”) for 1 Share held of record on the Record Date.  For every 3 Rights, a Holder may subscribe for and purchase 1 new Share (the “Primary Subscription Privilege”) upon the terms and conditions and at the price for each Share specified in the Prospectus relating thereto.  If you are a Record Date Shareholder and hold less than 3 Rights, you are entitled to subscribe for 1 Share. In addition, the Fund, in its sole discretion, may determine to issue additional Shares in an amount of up to 25% of the Shares issued pursuant to the Primary Subscription Privilege (the “Secondary Over-Subscription Shares”). Should the Fund determine to issue some or all of the Secondary Over-Subscription Shares, they will be allocated on a pro rata basis only among Record Date Shareholders who submitted over-subscription requests, as described in the Prospectus relating thereto. To subscribe pursuant to the Primary Subscription Privilege, 3 Rights and the estimated Subscription Price, which is $TBD are required for each Share, and to subscribe pursuant to the Secondary Over-Subscription Privilege, the estimated Subscription Price is required for each Share.  Payment of $TBD per Share must accompany the Subscription Certificate.  An exercising Rights Holder will have no right to rescind a purchase after the Subscription Agent has received payment.

The Rights represented by this Subscription Rights Certificate may be exercised, as described further in the Prospectus by delivering to Computershare Trust Company, N.A. (“Computershare” or the “Subscription Agent”) this Subscription Rights Certificate, properly completed and executed, together with full payment for all the Rights the Holder elects to exercise under the Primary Subscription Privilege and Secondary Over-Subscription Privilege prior to 5:00 p.m., Eastern Time, on the expiration date of [     ], 2017 (unless extended). If the Holder attempts to exercise its Secondary Over-Subscription Privilege and the Fund is unable to issue the Holder the full amount of Shares requested, the Fund will return to the Holder any excess funds submitted as soon as practicable, without interest or penalty. This Subscription Rights Certificate may be transferred by duly completing and signing Section 2 on the reverse side hereof. All Rights not exercised prior to 5:00 p.m. on [     ], 2017 shall be null and void.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

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To subscribe for your primary shares please complete line “A” on the card below.
Example:
88 shares = 88 rights
88 rights divided by 3 = 30 primary shares. The maximum number of Primary Subscription shares would be 29. The number of Rights will be rounded up to the nearest number of Rights evenly divisible by 3. If you hold less than 3 rights in total, you can subscribe for one Share.

A.	$TBD	x	$TBD	=	$TBD
	(No. of shares)		(Estimated Subscription Price)		(Payment to be Remitted)

If you are not exercising in full your Primary Subscription Privilege, check box D below and we will attempt to sell any remaining unexercised Rights.

Please note that $TBD is an estimated price only. The Subscription Price will be determined on [     ], 2017, the Expiration Date (unless extended) and could be higher or lower than the Estimated Subscription Price depending on changes in the net asset value and share price of the Shares.

To subscribe for any over-subscription shares please complete line “B” below.

Please Note:  Only Record Date Shareholders who have exercised their Primary Subscription Privilege in full may apply for shares pursuant to the Secondary Over-Subscription Privilege.

Payment of Shares: Full payment for both the primary and secondary over-subscription shares must accompany this subscription.  Please reference your rights card control number on your check, money order or Notice of Guaranteed Delivery.

If the aggregate Estimated Subscription Price paid by a Record Date Shareholder is insufficient to purchase, at the Estimated Subscription Price, the number of Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription (if not already fully exercised) and second, the Secondary Over-Subscription Privilege to purchase Shares to the full extent of the payment rendered.  If the aggregate Estimated Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Shares for which the Record Date Shareholder has indicated an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription (if not already fully exercised) and second, the Secondary Over-Subscription Privilege to the full extent of the excess payment tendered.

Expiration Date ([     ], 2017 unless extended)

PLEASE FILL IN ALL APPLICABLE INFORMATION.
A.	Primary Subscription (3 Rights = 1 Share)	÷ 3 =		x	$TBD	=	$_________
	(Rights Exercised)		(No. of Shares)		(Estimated Subscription Price)
B.	Over-Subscription Privilege			x	$TBD	=	$_________
			(No. of Shares)		(Estimated Subscription Price)
C.	Amount of Check Enclosed (A + B) (or amount in Notice of Guaranteed Delivery)					=	$_________
D.	☐ Sell any remaining Rights	☐ Sell all of my Rights

SECTION 1.  TO SUBSCRIBE:  I hereby irrevocably subscribe for the number of Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged.  I hereby agree that if I fail to pay for the Shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.

TO SELL:  If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Subscriber(s)/Seller(s) __________________________________________________________________________

Please give your telephone number: ( _______ )__________________________________________________________________
Please give your e-mail address: ______________________________________________________________________________
SECTION 2. TO TRANSFER RIGHTS: For value received, __________________ of the Rights represented by this Subscription Certificate are assigned to:
(Print Full Name of Assignee)					Social Security Number

(Print Full Address) _______________________________________________________________________________________
(Print Full Address) _______________________________________________________________________________________
Signature(s) of Assignor(s) __________________________________________________________________________________

IMPORTANT:  The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.

Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include:
a)  a commercial bank or trust company, or
b)  a member firm of a domestic stock exchange, or
c)  a savings bank or credit union.

Signature Guaranteed By ____________________________________					__________________________________________
(name of Bank or Firm)					(Signature of Officer and Title)

Return Subscription Certificate by first class mail or overnight courier to: Computershare.

By Mail:	By Express Mail or Overnight Courier:
Reaves Utility Income Fund c/o	Reaves Utility Income Fund c/o
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attention: Corporate Actions Voluntary Offer	Attention: Corporate Actions Voluntary Offer
P.O. Box 43011	250 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021